SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)       Proposed maximum aggregate value of transaction:

                  5)       Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Form, Schedule or Registration Statement No.:

                  2) Amount Previously Paid:

                  3) Filing Party:

                  4) Date Filed:

--------------------------------------------------------------------------------
                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                     AZL OPPENHEIMER DEVELOPING MARKETS FUND

                             5701 GOLDEN HILLS DRIVE

                        MINNEAPOLIS, MINNESOTA 55416-1297

February 29, 2008

DEAR CONTRACT OWNER:


Effective December 10, 2007, the Board of Trustees of the Allianz Variable Insurance Products Trust (the "Trust") replaced OppenheimerFunds, Inc. ("Oppenheimer") as subadviser to the AZL Oppenheimer Developing Markets Fund (the "Fund") with Schroder Investment Management North America Inc. ("Schroder") as the new subadviser, and Schroder Investment Management North America Limited ("Schroder Limited") as the sub-subadviser. Schroder and Schroder Limited are collectively referred to as "Schroders." Effective December 10, 2007, the Fund was renamed "AZL Schroder Emerging Markets Equity Fund." The Board of Trustees took this action upon the recommendation of Allianz Life Advisers, LLC, the Fund's investment adviser (the "Manager"). The Manager's recommendation was based on several factors, including:

       o The recent departure of key investment personnel from Oppenheimer;
       o Schroders' portfolio management experience;
       o Prior performance of Schroders' investment team;
       o Risk profiles of Schroders' investment process; and
       o The new subadvisory fee schedule.


The Board of Trustees took this action pursuant to an exemptive order received by the Trust and the Manager from the U.S. Securities and Exchange Commission that permits the Board of Trustees generally to approve a change in the Fund's subadviser, upon recommendation of the Manager, without shareholder approval (the "Order").

As the owner of a variable annuity contract or a variable life insurance policy issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York, you are an indirect participant in the Fund. Accordingly, we are providing you with the attached information statement to inform you of these changes to the Fund. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                    Sincerely,

                                    /s/ Jeffrey Kletti

                                    Jeffrey Kletti

                                    President

                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                     AZL OPPENHEIMER DEVELOPING MARKETS FUND

                             5701 GOLDEN HILLS DRIVE

                        MINNEAPOLIS, MINNESOTA 55416-1297

                                FEBRUARY 29, 2008

--------------------------------------------------------------------------------
                              INFORMATION STATEMENT
--------------------------------------------------------------------------------
INTRODUCTION

This information statement is being provided to you on behalf of the Board of Trustees (the "Board" or the "Trustees") of Allianz Variable Insurance Products Trust (the "Trust") by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively, "Allianz") to owners of certain variable annuity contracts and variable life insurance policies ("Variable Contracts") issued by Allianz.


At an "in person" meeting held on November 28, 2007, the Board considered a recommendation by Allianz Life Advisers, LLC (the "Manager"), the investment adviser to the AZL Oppenheimer Developing Markets Fund (the "Fund"), to: (a) approve a new subadvisory agreement (the "Schroder Agreement") between the Manager and Schroder Investment Management North America Inc. ("Schroder") whereby Schroder would replace OppenheimerFunds, Inc. ("Oppenheimer") as subadviser to the Fund; (b) approve a new sub-subadvisory agreement (the "Schroder Limited Agreement") between Schroder and Schroder Investment Management North America Limited ("Schroder Limited"); and (c) change the name of the Fund to "AZL Schroder Emerging Markets Equity Fund." Schroder and Schroder Limited are collectively referred to as "Schroders." At that meeting, the Board voted unanimously to approve the Schroder Agreement and the Schroder Limited Agreement (collectively, the "Schroder Agreements"), which became effective December 10, 2007. At the meeting, the Board reviewed materials furnished by the Manager pertaining to Schroders and the Schroder Agreements.

The Board approved the Schroder Agreement without shareholder approval pursuant to an exemptive order issued to the Trust and the Manager by the U.S. Securities and Exchange Commission (the "SEC") on September 17, 2002 (the "Order"). The Order permits the Board, upon the recommendation of the Manager, to hire new subadvisers and to make certain other changes to existing subadvisory and sub-subadvisory agreements, without obtaining shareholder approval.

Pursuant to the terms of the Order, this information statement is being provided to owners of certain Variable Contracts who, by virtue of their ownership of the Variable Contracts, beneficially owned shares of the Fund at the close of business on December 7, 2007. This information statement describes the circumstances surrounding the Board's approval of the Schroder Agreements and provides you with an overview of the terms of the Schroder Agreements. YOU DO NOT NEED TO TAKE ANY ACTION; THIS STATEMENT IS PROVIDED FOR INFORMATION ONLY.


                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (THE "TRUST")

The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999, and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 36 separate investment portfolios including the Fund, each of which is, in effect, a separate mutual fund.

The Trustees have authorized the Fund to issue Class 1 and Class 2 shares for the Fund. Class 1 and Class 2 shares are substantially identical, except that Class 1 shares are not subject to a 12b-1 distribution fee, while Class 2 shares are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets. Both Class 1 and Class 2 shares of the Fund are available for certain variable annuity contracts or variable life insurance policies that offer the Fund as an investment option. In addition, the Allianz Variable Insurance Products Fund of Funds Trust (the "Allianz VIP FOF Trust"), is permitted to invest in Class 2 shares of the Fund according the principal investment strategies of each of its series.

Both the Trust and the Allianz VIP FOF Trust currently offers each series of its shares to one or more separate accounts of Allianz as funding vehicles for the Variable Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the Variable Contracts issued through the separate accounts.

DISTRIBUTOR AND ADMINISTRATOR

Citi Fund Services Ohio, Inc. ("CFSO," formerly BISYS Fund Services Ohio, Inc.), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Fund's administrator, transfer agent and fund accountant. Administrative services of CFSO include providing office space, equipment and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.


Allianz Life Financial Services, LLC ("ALFS"), whose address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, has served as the Fund's distributor since August 28, 2007. ALFS is affiliated with the Manager.

ALFS receives 12b-1 fees directly from the Fund, plus a Trust-wide annual fee of $42,500, paid by the Manager from its profits and not by the Trust, for recordkeeping and reporting services. For the fiscal year ended December 31, 2007, the Fund paid ALFS $393,382 in 12b-1 fees.

Pursuant to separate agreements between the Fund and the Manager, the Manager provides a Chief Compliance Officer ("CCO") and certain compliance oversight and filing services to the Trust. Under these agreements the Manager is entitled to an amount equal to a portion of the compensation and certain other expenses related to the individuals performing the CCO and compliance oversight services, as well as $50.00 per hour for time incurred in connection with the preparation and filing of certain documents with the Securities and Exchange Commission. The fees are paid to the Manager on a quarterly basis. For the fiscal year ended December 31, 2007, the Fund paid the Manager administrative and compliance service fees of $6,033.


ALLIANZ LIFE ADVISERS, LLC (THE "MANAGER")

Pursuant to an investment management agreement originally approved by the Board on April 11, 2001, the Manager serves as the Trust's investment manager. Pursuant to a subadvisory agreement dated May 1, 2006, between the Manager and Oppenheimer, Oppenheimer served as the Fund's subadviser until being replaced by Schroder on December 10, 2007. On April 28, 2006, the Fund's initial sole shareholder, Allianz Life Insurance Company of North America, approved the investment management agreement between the Trust and the Manager and the subadvisory agreement between the Manager and Oppenheimer. Subsequent to the approval by the initial sole shareholder, neither the investment management agreement between the Trust and the Manager nor the subadvisory agreement between the Manager and Oppenheimer has been required to be submitted for approval by shareholders. The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Manager is a wholly owned subsidiary of Allianz Life Insurance Company of North America; its principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.


The Manager is responsible for the overall management of the Trust and for retaining subadvisers (and sub-subadvisers) to manage the assets of each fund of the Trust according to its investment objective and strategies. The Manager has engaged one or more subadvisers for each fund to act as that fund's investment subadviser to provide day-to-day portfolio management. As part of the Manager's duties to recommend and supervise the Fund's subadviser, the Manager is responsible for communicating performance expectations to the subadviser, evaluating the subadviser, and recommending to the Board whether the subadviser's contract with the Trust should be renewed, modified, or terminated. The Manager regularly provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund pays a fee of 1.23% of average daily net assets, computed daily and paid monthly, to the Manager for the services provided and the expenses assumed by the Manager pursuant to an agreement (the "Investment Management Agreement"). The Manager may periodically elect to voluntarily reduce all or a portion of its fee with respect to the Fund in order to increase the net income of the Fund available for distribution as dividends. In this regard, the Manager has entered into an agreement (the "Expense Limitation Agreement"), with the Fund pursuant to which the Manager has agreed to waive or limit its fees and to assume other expenses to the extent necessary to limit the total annual operating expenses of the Fund, as a percentage of average daily net assets, to 1.40% for Class 1 shares and 1.65% for Class 2 shares.

Section 15(a) of the 1940 Act generally requires that a majority of a fund's outstanding voting securities approve any subadvisory agreement for the Fund. However, the Order permits the Board generally to approve a change in the Fund's subadviser, or to make certain other changes to existing subadvisory agreements, upon the recommendation of the Manager, without shareholder approval. Pursuant to the Order, the Manager may change subadvisers or make certain other changes to existing subadvisory agreements without imposing the costs and delays of obtaining shareholder approval.

INVESTMENT SUBADVISER


REPLACEMENT OF OPPENHEIMER WITH SCHRODER

At an "in-person" meeting held on November 28, 2007, the Manager recommended that the Board approve the Schroder Agreements so that Schroder would replace Oppenheimer as the subadviser for the Fund. At the November 28 meeting, the Board, including a majority of the trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act, approved the Schroder Agreements, to be effective on or about December 10, 2007.

In reaching its decision, the Board noted that the Manager's recommendation was the result of its subadvisory review for the Fund, included a review of potential replacement subadvisers that resulted from the recent departure of the Oppenheimer portfolio manager to the Fund.

Schroder Investment Management North America Inc. ("Schroder"), located at 875 Third Avenue, 22nd Floor, New York, NY 10022-6225, has been a registered investment advisor, together with its predecessor, since 1968, and is part of a worldwide group of financial services companies that are together known as Schroders. Schroder currently serves as investment adviser to other mutual funds, and a broad range of institutional investors. Schroder is a wholly-owned subsidiary of Schroder US Holdings Inc., whose ultimate parent company is Schroders plc, 31 Gresham Street, London EC2V 7QA. (Specifically, Schroder US Holdings Inc, is a wholly-owned subsidiary of Schroder International Holdings Limited, which in turn is a wholly-owned subsidiary of Schroder Administration Limited, which in turn is a wholly-owned subsidiary of Schroder Holdings plc, which in turn is a wholly-owned subsidiary of Schroders plc.) Schroder Investment Management North America Limited ("Schroder Limited"), an affiliate of Schroder (through its ultimate parent Schroders plc) with headquarters located at 31 Gresham Street, London EC2V 7QA, England, serves as the sub-subadviser to the Fund and is responsible for day-to-day management of the Fund's assets.


The names and principal occupations of the directors and principal executive officers of Schroder are set forth in the following table. The address of each such individual is 875 Third Avenue, 22nd Floor, New York, NY 10022-6225, which is also the mailing address of Schroder.

---------------------------- ---------------------------------------------------
NAME                          DIRECTOR/ PRINCIPAL OCCUPATION
---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
Jamie Dorrien-Smith          Director, Chief Executive Officer, Chairman

---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
Roger Duncan Goodchild       Director, Chief Financial Officer

---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
Mark Anthony Hemenetz        Director, Chief Operating Officer

---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
Stephen M. Detore            Director, Chief Compliance Officer

---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
Alan Brown                   Director, Head of Investment

---------------------------- ---------------------------------------------------

The names, positions, and job titles of the executive management team of Schroder Limited are set forth in the following table, and the address of each is the same as the address for Schroder Limited. All individuals listed are directors.

----------------------------- ------------------- --------------------------
NAME                          POSITION            JOB TITLE


----------------------------- ------------------- --------------------------
----------------------------- ------------------- --------------------------
Hannah Ashdown                Secretary           Company Secretary
----------------------------- ------------------- --------------------------
----------------------------- ------------------- --------------------------
Alan John Brown               Director            Company Director
----------------------------- ------------------- --------------------------
----------------------------- ------------------- --------------------------
Jamie Dorrien-Smith           Director            Banker
----------------------------- ------------------- --------------------------
----------------------------- ------------------- --------------------------
Jason Andrew Gardiner         Director            Compliance Director
----------------------------- ------------------- --------------------------
----------------------------- ------------------- --------------------------
Roger Duncan Goodchild        Director            Chartered Accountant
----------------------------- ------------------- --------------------------
----------------------------- ------------------- --------------------------
Helen Marie Horton            Joint Secretary     Company Secretary
----------------------------- ------------------- --------------------------
----------------------------- ------------------- --------------------------
Virginie Monique Maisonneuve  Director            Head of International
----------------------------- ------------------- --------------------------

No person who is an officer or trustee of the Trust is an officer, employee or director of Schroders.


The Fund is managed on a team basis and is co-led by Allan Conway and Robert Davy. The Emerging Markets Equity Team has overall responsibility for the management of the Fund and also includes portfolio managers James Gotto and Waj Hashmi.


Mr. Conway has been an employee of Schroders since 2004, prior to that, he was head of global emerging markets, West LB Asset Management and Chief Executive Officer of WestAM (UK) Ltd. Mr. Davy has been an employee of Schroders since 1986. Mr. Gotto has been am employee of Schroders since 1991. Mr. Hashmi has been an employee of Schroders since 2000.


Schroder currently serves as investment adviser for the following fund, which is registered with the SEC under the 1940 Act, that has an investment objective similar to the investment objective of the Fund:


------------------------------------------- ------------------------ ----------------------- ------------------------
FUND                                          RATE OF SCHRODER'S     MANAGEMENT FEE WAIVER     NET ASSETS OF FUND
                                                                           OR EXPENSE
                                                 COMPENSATION            REIMBURSEMENT         AT OCTOBER 31, 2007
------------------------------------------- ------------------------ ----------------------- ------------------------
Schroder Emerging Market Equity Fund                 1.00%                     Yes*             $30.4 million
------------------------------------------- ------------------------ ----------------------- ------------------------

* In order to limit the expenses of the Schroder Emerging Market Equity Fund, Schroder has contractually agreed to reduce its compensation (and, if necessary, to pay other fund expenses) until February 28, 2008 to the extent that the Total Annual Fund Operating Expenses (other than Acquired Fund Fees and Expenses, interest, taxes and extraordinary expenses, which may include typically non-recurring expenses such as, for example, organizational expenses, litigation expenses, and shareholder meeting expenses) allocable to the Schroder Emerging Market Equity Fund exceed 1.75% with respect to Investor Shares and 2.00% with respect to Advisor Shares.

INVESTMENT SUBADVISORY AND SUB-SUBADVISORY AGREEMENTS

INFORMATION CONCERNING THE SCHRODER AGREEMENTS


The Schroder Agreement is substantially similar to the subadvisory agreement with Oppenheimer, except for:

o A change in the effective date (the Oppenheimer subadvisory agreement was effective May 1, 2006; the Schroder Agreement became effective December 10,
    2007).


o Reference is made to the engagement of Schroder Limited as the sub-subadviser to the Fund effective December 10, 2007.

The Schroder Agreements require Schroder to perform essentially the same services as those provided by Oppenheimer under its subadvisory agreement. Accordingly, the Fund will receive subadvisory services from Schroder that are substantially similar to those it has received under the Oppenheimer subadvisory agreement.

The Schroder Agreements provide that, subject to supervision by the Manager and the Board, Schroder is granted full discretion for the management of the assets of the Fund, in accordance with the Fund's investment objectives, policies, and limitations, as stated in the Fund's prospectus and statement of additional information. Schroder agrees to provide reports to the Manager and the Board regarding management of the assets of the Fund in a manner and frequency mutually agreed upon.

The Schroder Agreements state that Schroder will comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

The Schroder Agreements state that Schroder agrees to seek best execution in executing portfolio transactions. In assessing the best execution available for any transaction, Schroder will consider all of the factors that it deems relevant, especially the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, Schroder may also consider the brokerage and research services provided to the Fund and/or other accounts over which Schroder exercises investment discretion. Schroder is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction, but only if Schroder determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided that Schroder adheres to the investment objectives of the Fund and applicable law, the Schroder Agreements permit Schroder to aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by Schroder or with accounts of Schroder's affiliates, if in Schroder's reasonable judgment such aggregation would result in an overall economic benefit to the Fund. In addition, Schroder's services under the Schroder Agreements are not exclusive, and Schroder is permitted to provide the same or similar services to other clients.

The Schroder Agreements provide that Schroder is not liable to the Manager, the Fund, the Trust, or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding, or sale of any security, except: (1) for willful misfeasance, bad faith, or gross negligence on the part of Schroder or its officers, directors, or employees, or reckless disregard by Schroder of its duties under the Schroder Agreements; and (2) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

The duration and termination provisions of the Schroder Agreements are identical to those of the subadvisory agreement with Oppenheimer. Both agreements provide for an initial term of two years from the effective date of the agreement. The agreements are then automatically renewed for successive annual terms, provided such continuance is specifically approved at least annually by (1) the Board or
(2) by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or interested persons (as defined in the 1940
Act) of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The Schroder Agreements may be terminated at any time without the payment of any penalty, by the Manager or by the Trust upon the vote of a majority of the trustees or by a vote of the majority of the Fund's outstanding voting securities, each upon 60 days' written notice to Schroder, or by Schroder at any time without penalty, upon 60 days' written notice to the Trust or the Manager. The Schroder Agreement automatically terminates in the event of its assignment to another party. This termination provision is the same as the termination provision of the subadvisory agreement with Oppenheimer.

The Schroder Agreements provide that for the services rendered, the facilities furnished, and the expenses assumed by Schroder, the Manager (out of its fees received from the Fund, in accordance with the terms of the investment management agreement between the Manager and the Trust) will pay Schroder a monthly fee of 0.65% of average daily net assets. The subadvisory fee is accrued daily and paid to Schroder monthly. The subadvisory agreement with Oppenheimer provided for a subadvisory fee of 0.70% of average daily net assets. Under the Schroder Limited Agreement, Schroder pays Schroder Limited one-half of the compensation it receives under the Schroder Agreement.

ADVISORY AND SUBADVISORY FEES

For the period May 1, 2006 (fund inception) through December 31, 2006, the Manager earned $486,438 under the Investment Management Agreement, of which it waived or assumed other expenses of $384,205 under the Expense Limitation Agreement.


For the period from May 1, 2006 (fund inception) through December 31, 2006, Oppenheimer received $273,564 for subadvisory services to the Fund. If the Schroder Agreements had been in effect during the same period, Schroder would have received $254,023 for subadvisory services to the Fund. This amount would have been 92.86% of the amount received by Oppenheimer for the same period. The lower subadvisory fee rate payable under the Schroder Agreement will not reduce the fees and expenses expected to be paid by the Fund's shareholders.


BOARD CONSIDERATION OF THE SCHRODER AGREEMENTS


At an "in person" meeting held on November 28, 2007, the Board considered the recommendation of the Manager, the investment manager of the Fund, that Schroder replace Oppenheimer as the Fund's subadviser. At such meeting, the Trustees approved the Schroder Agreements which became effective December 10, 2007. At such meeting, the Trustees reviewed materials furnished by the Manager pertaining to Schroder.


The Manager, as investment manager of all of the outstanding series of the Trust, is charged with researching and recommending subadvisers for the Trust. The Manager has adopted policies and procedures to assist it in analyzing each subadviser with expertise in a particular asset class for purposes of making the recommendation that a specific subadviser be selected. The Board reviews and considers the information provided by the Manager in deciding which investment advisers to approve. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by the Manager to monitor the investment performance and other responsibilities of the subadviser.

As part of its ongoing obligation to monitor and evaluate the performance of the Fund's subadvisers, in November, 2007 the Manager completed a review of Oppenheimer's management of the Fund. The Manager's review and evaluation of Oppenheimer focused on (1) the performance of the Fund; (2) the recent departure of a key investment person from Oppenheimer; and (3) the ability of the Fund, as currently managed, to attract and retain investors and to increase its assets. In support of its recommendation, the Manager explained to the Board that the primary reason for recommending a change was the departure of a key investment person from Oppenheimer.


The Board, including a majority of the independent Board members (the "Independent Trustees"), with the assistance of independent counsel to the Independent Trustees, considered whether to approve the Schroder Agreements in light of its experience in governing the Trust and working with the Manager and the subadvisers on matters relating to the mutual funds that are outstanding series of the Trust. The Independent Trustees are those Trustees who are not "interested persons" of the Trust within the meaning of the Investment Company Act of 1940 (the "1940 Act"), and are not employees of or affiliated with the Fund, the Manager, Oppenheimer or Schroders. Prior to voting, the Board reviewed the Manager's recommendation that it approve the Schroder Agreements with experienced counsel who are independent of the Manager and received from such counsel a memorandum discussing the legal standards for consideration of the proposed approval. In its deliberations, the Board considered all factors that the Trustees believed were relevant. The Board based its decision to approve the Schroder Agreements on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board approved the termination of the subadvisory agreement with Oppenheimer and determined that the Schroder Agreements were reasonable and in the best interests of the Fund, and approved Schroder as the Fund's new subadviser and Schroder Limited as the sub-subadviser. The Board's decision to approve the Schroder Agreements reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements. In reaching this decision, the Board did not assign relative weights to factors discussed herein, or deem any one or group of them to be controlling in and of themselves.

A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment managers and subadvisers and the approval of advisory and subadvisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board's conclusions regarding each factor.


(1) THE NATURE, EXTENT, AND QUALITY OF SERVICES PROVIDED BY THE SUBADVISER. In deciding to approve Schroder, the Board considered particularly the experience and track record of Schroder Limited's investment management personnel. The Board also noted Schroder's investment infrastructure as well as the risk profiles of its investment process. Specifically, the Board determined that, based upon the Manager's report, the proposed change to Schroder as the subadviser, and Schroder Limited as the sub-subadviser, would likely benefit the Fund and its shareholders.

In reviewing various other matters, the Board concluded that Schroder was a recognized firm capable of competently managing the Fund; that the nature, extent and quality of services that Schroder could provide were at a level at least equal to the services that could be provided by Oppenheimer; that the services contemplated by the Schroder Agreements are substantially similar to those provided under the subadvisory agreement with Oppenheimer; that the Schroder Agreements contain provisions generally comparable to those of other subadvisory agreements for other mutual funds; that Schroder Limited was staffed with qualified personnel and had significant research capabilities; and that the investment performance of Schroder Limited and Mr. Conway in the emerging markets area, as discussed in (2) below, was at least satisfactory.

(2) THE INVESTMENT PERFORMANCE OF THE SUBADVISER. The Board received information about the performance of Schroder Limited in managing a fund which is generally comparable to the Fund and the track record of Mr. Conway of Schroder Limited in the emerging markets area, prior to his joining Schroder Limited in October, 2004. The performance information, which covered the seven years ended September 30, 2007, included (a) absolute total return, (b) performance versus an appropriate benchmark, and (c) performance relative to a peer group of comparable funds. Such performance information for the comparable fund managed by Schroder Limited and Mr. Conway's track record, was gross of fees. The Board noted, for example, that Mr. Conway outperformed the appropriate benchmark for each of the one year, two year, three year, four year, five year and seven year periods ended September 30, 2007.

(3) THE COSTS OF SERVICES TO BE PROVIDED AND PROFITS TO BE REALIZED BY SCHRODER FROM ITS RELATIONSHIP WITH THE FUND. The Board compared the fee schedule in the Schroder Agreement to the fee schedule in the then existing subadvisory agreement with Oppenheimer. The Board noted that the fee schedule in the Schroder Agreement requires that the Manager pay Schroder an annual fee on average daily net assets of 0.65% of assets, compared to the fee of 0.70% payable to Oppenheimer. The Board noted that the fee schedule in the Schroder Agreement was the result of arm's length negotiations between the Manager and Schroder, and that the fees payable by shareholders of the Fund would not change. Based upon its review, the Board concluded that the fees proposed to be paid to Schroder were reasonable. The Manager also reported that the Fund's total expense ratios (which include management fees and operating expenses) for 2006 and 2007 were lower than the average of comparable funds. The Board noted that the Trust first retained Schroder effective May 1, 2007 to be the subadviser (and sub-subadviser) of the AZL Schroder International Small Cap Fund (the "Schroder Small Cap Fund") and that the Board received information on the profitability to Schroder of managing such Fund for the two months ended June 30, 2007 in connection with an "in person" meeting held October 23, 2007. The Board concluded that there was no evidence that the level of profitability attributable to Schroder from serving as the subadviser of the Schroder Small Cap Fund was excessive. At the Board meeting of November 28, 2007, the Board noted that there was no historical profitability information available in connection with Schroder's management of the Fund, as such management would not commence until December 10, 2007. The Board expects to consider whether or not to approve the Schroder Agreements at a meeting to be held prior to December 31, 2008, and expects to receive historical profitability information in connection with Schroder's management of the Fund at such time. The Board noted that under the Schroder Agreement, the Manager will retain an additional approximately 0.05% of average daily net assets from the amount it receives annually under the Investment Management Agreement that previously would have been payable to Oppenheimer under the Oppenheimer Agreement.

(4) AND (5) THE EXTENT TO WHICH ECONOMIES OF SCALE WOULD BE REALIZED AS THE FUND GROWS, AND WHETHER FEE LEVELS REFLECT THESE ECONOMIES OF SCALE. The Board noted that the fee schedule in the Schroder Agreement does not contain breakpoints that reduce the fee rate on assets above specified levels. The Trustees also noted that assets in the Fund as of September 30, 2007 were approximately $130 million. The Board considered the possibility that Schroder may realize certain economies of scale as the Fund grows larger. The Board noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints, if any, apply. Depending on the age, size, and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The Board also noted that the advisory agreements for many funds do not have breakpoints at all.

The Trustees noted that the Manager has agreed to temporarily "cap" Fund expenses at certain levels, which has the effect of reducing expenses as would the implementation of advisory/subadvisory fee breakpoints. The Manager has committed to continue to consider the continuation of fee "caps" and/or advisory fee breakpoints as the Fund grows larger. The Board receives quarterly reports on the level of Fund assets. It expects to consider whether or not to approve the Schroder Agreements at a meeting to be held prior to December 31, 2008, and will at that time, or prior thereto, consider: (a) the extent to which economies of scale can be realized, and (b) whether the subadvisory fee schedule should be modified to reflect such economies of scale, if any.

Having taken these factors into account, the Trustees concluded that the fee schedule in the Schroder Agreement was acceptable.


BROKERAGE TRANSACTIONS


For the Fund's fiscal year ended December 31, 2006, the Fund paid aggregate brokerage fees of $143,505.47.

AFFILIATED BROKERAGE COMMISSIONS



During the Fund's fiscal year ended December 31, 2006, the Fund paid approximately $373 in commissions to an Affiliated Broker (Dresdner Kleinwort Wasserstein LLC, which is part of Dresdner Bank AG and an is affiliate of the Manager), which was less than 1% of the amount of aggregate brokerage fees paid by the Fund during that period. As defined in rules under the Securities Exchange Act of 1934, an "Affiliated Broker" is a broker that is affiliated with the Fund, the Manager, or the subadviser.


RECORD OF OUTSTANDING SHARES

The number of shares of the Fund outstanding at the close of business on December 7, 2007 is listed in the table below.

The officers and trustees of the Trust cannot directly own shares of the Fund, and they cannot beneficially own shares of the Fund unless they purchase Variable Contracts issued by Allianz. At December 7, 2007, the officers and trustees of the Trust as a group beneficially owned less than one percent of the outstanding shares of the Fund.

In addition to directly owning shares of the Fund, Allianz and its separate accounts own Class 2 shares of the Fund indirectly through ownership of shares of the Allianz VIP FOF Trust, which is permitted to invest in Class 2 shares of the Fund. Accordingly, Allianz, directly and indirectly through its separate accounts, was the only shareholder of the Fund on the record date.

At December 7, 2007, the Allianz VIP FOF Trust owned 4,621,719 Class 2 shares of the Fund representing 27.2% of the Class 2 shares outstanding. Other than the shares owned by the Allianz VIP FOF Trust, to the best knowledge of the Fund, no person other than Allianz, owned, of record or beneficially, 5% or more of the outstanding shares of the Fund as of the record date. Information as of the record date with regard to direct ownership in the Fund by Allianz is provided below:


                                                                          AT DECEMBER 7, 2007


                                                   ------------------------------------------------------------------
                                                   ------------- ------------ ------------ ------------- ------------
                                                      SHARES       SHARES     PERCENT OF      SHARES     PERCENT OF
                                                                              OUTSTANDING
                                                                                SHARES                   OUTSTANDING
                                                                  OWNED BY     OWNED BY                    SHARES
                                                                   ALLIANZ      ALLIANZ      OWNED BY     OWNED BY
                                                                    LIFE         LIFE        ALLIANZ       ALLIANZ
                                                                  INSURANCE    INSURANCE       LIFE         LIFE
                                                                 COMPANY OF   COMPANY OF    INSURANCE     INSURANCE
                                                                    NORTH        NORTH      COMPANY OF   COMPANY OF
FUND                                       CLASS   OUTSTANDING     AMERICA      AMERICA      NEW YORK     NEW YORK
----------------------------------------------------------------------------------------------------------------------
AZL Oppenheimer Developing Markets Fund
(after 12/10/2007, the AZL Schroder
Emerging Markets Equity Fund)             Class 1        40,152       38,445        95.8%         1,707         4.2%
                                          Class 2    16,987,863   11,721,755        69.0%       644,388         3.8%


REPORTS AVAILABLE

THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND ITS MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS SUCCEEDING SUCH ANNUAL REPORT, IF AVAILABLE, TO A VARIABLE CONTRACT OWNER UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO ALLIANZ VIP TRUST, 3435 STELZER ROAD, COLUMBUS, OHIO 43219, IF MADE BY MAIL, AND TO 877-833-7113, IF MADE BY TELEPHONE.

To reduce expenses, only one copy of this Information Statement or the Trust's annual report and semi-annual report, if available, may be mailed to households, even if more than one person in a household is a shareholder. To request additional copies of the annual report or semi-annual report, or if you have received multiple copies but prefer to receive only one copy per household, please call the Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact the Trust at the above address or phone number.

SHAREHOLDER PROPOSALS

The Trust is not required to hold annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than 120 days prior to the date proxy statements are mailed to shareholders.